UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2022

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

International Flavors & Fragrances Inc. (“IFF” or the “Company”) announced on September 30, 2021 that Mr. Andreas Fibig, who is currently Chief Executive Officer (“CEO”) of the Company and a director and Chair of the Company’s Board of Directors (the “Board”), planned to resign as CEO and a director and Chair of the Board following the appointment of a successor CEO. Effective February 14, 2022, Mr. Fibig will resign as CEO and a director and Chair of the Board. Mr. Fibig is expected to remain with the Company in a transition role for a short period of time.

Mr. Dale F. Morrison will be appointed to serve as the non-executive Chair of the Board, effective February 14, 2022. Mr. Edward D. Breen will remain on the Board and will no longer serve as lead director following the appointment of Mr. Morrison as non-executive Chair of the Board. The Board will no longer have a lead independent director role.

(c)

On January 20, 2022, the Company announced that Mr. Franklin K. Clyburn, Jr. has been appointed CEO of the Company, effective February 14, 2022, and has been elected by the Board to serve as a director, effective February 14, 2022.

Mr. Clyburn, 57, has served in various positions at Merck & Co., Inc. since 2008. Most recently, Mr. Clyburn served as the Executive Vice President and President, Human Health at Merck and a member of Merck’s Executive Committee, where he was responsible for all operations and profits and loss across the human health commercial portfolio globally. Prior to joining Merck in 2008, Mr. Clyburn served as Vice President of various business units at Sanofi-Aventis S. A. (now Sanofi). Mr. Clyburn received his master of business administration degree from Arizona State University and his bachelor of arts degree from Franklin & Marshall College. From June 2019 until January 20, 2022 he has served on the board of directors of DuPont de Nemours, Inc. (“DuPont”).

In connection with Mr. Clyburn’s appointment as CEO, the Company entered into a letter agreement with Mr. Clyburn on January 18, 2022 (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and the terms and conditions of which are incorporated by reference herein.

Pursuant to the Agreement, Mr. Clyburn will be entitled to the following compensation: (1) annual base salary of $1,300,000; (2) a target bonus opportunity of 150% of Mr. Clyburn’s annual base salary; (3) participation in the Company’s Long-Term Incentive Plan (the “LTIP”) and the Company’s Equity Choice Plan (the “ECP,” and together with the LTIP, the “LTI Plans”) with a target award opportunity for 2022 of $6,750,000 (60% in LTIP and 40% in ECP) (the “Target LTI”); and (4) sign-on awards to replace amounts forfeited from Mr. Clyburn’s current employer consisting of (i) stock-settled appreciation rights with a grant date value equal to $1,100,000; (ii) performance share units with a grant date value equal to $5,250,000; (iii) restricted stock units with a grant date fair value equal to $3,000,000; and (iv) restricted deferred stock units with a grant date value equal to $850,000 (collectively, the “Sign-On Awards”).

In the event Mr. Clyburn’s employment is terminated by the Company without Cause or by Mr. Clyburn for Good Reason, Mr. Clyburn will receive those benefits set forth in the Company’s Executive Severance Policy, as amended, and his Sign-On Awards will continue to vest in full (with respect to the performance stock units, based on actual performance) on their existing vesting schedule, subject to compliance with restrictive covenants in the Security Agreement, a copy of which is attached as Exhibit B to his Agreement and the terms and conditions of which are incorporated by reference herein.

Under the Security Agreement, Mr. Clyburn is subject to non-competition covenants while employed by the Company and for one year following a termination of employment, non-solicitation covenants while employed by the Company and for two years following a termination of employment, and ongoing confidentiality, cooperation and non-disparagement covenants.

If Mr. Clyburn fails to comply with the restrictive covenants, then the Company will have no obligation to provide Mr. Clyburn the payments and benefits under the Agreement. Mr. Clyburn will also be subject to the Company’s clawback policies as in effect from time to time.

Mr. Clyburn will not receive any additional compensation for his service on the Board.

There are no family relationships between Mr. Clyburn and any of the Company’s directors, and Mr. Clyburn is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

On January 18, 2022, the Board approved a $2,000,000 retention award for Nicolas Mirzayantz, Divisional Chief Executive Officer, Nourish, in the form of performance share units (the “Award”). The Award will be granted on or about February 1, 2022 and will be earned based on IFF’s relative total shareholder return versus the S&P 500, measured over a 2 year performance period ending on December 31, 2023. The performance schedule for the Award is consistent with IFF’s Long-Term Incentive Plan (“LTIP”) awards with 25% of target payout at 35th percentile performance, 100% of target payout at 55th percentile performance and 200% of target payout at 75th percentile performance. Payout is capped at 100% of target if IFF’s absolute TSR for the 2 year performance period is negative. In addition, the information set forth above with respect to Mr. Clyburn is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Letter Agreement between International Flavors & Fragrances Inc. and Franklin K. Clyburn, Jr., effective January 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President and General Counsel
Dated:	January 20, 2022